UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015 (August 5, 2015)

IMS Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

83 Wooster Heights Road

Danbury, CT 06810

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (203) 448-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 5, 2015, IMS Health Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as underwriters (the “Underwriters”) and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”), relating to an underwritten offering of 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). All of the Shares are being sold by the Selling Stockholders. The Underwriters agreed to purchase the Shares from the Selling Stockholders at a price of $31.17 per share pursuant to the terms of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on May 4, 2015 (Registration No. 333-203836) (the “Registration Statement”). The closing of the Offering is expected to take place on August 11, 2015, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated August 11, 2015, regarding the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2015, by and among the Company, the Underwriters and the Selling Stockholders

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Holdings, Inc. (Registrant)

Date: August 11, 2015	By:	/s/ Ronald E. Bruehlman
		Name:	Ronald E. Bruehlman
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2015, by and among the Company, the Underwriters and the Selling Stockholders

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)